EXHIBIT 32

SECTION 1350 CERTIFICATIONS OF CEO AND CFO

    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the Quarterly Report on Form 10-Q of Amcor plc for the quarter ended December 31, 2024 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Amcor plc.

	/s/ Peter Konieczny		/s/ Michael Casamento
	Peter Konieczny, Chief Executive Officer (Principal Executive Officer)		Michael Casamento, Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date	February 5, 2025	Date	February 5, 2025